EQUITY ONE, INC.

www.equityone.net

NORDSTROM RACK
KOHL'S
ROSS
DRESS FOR LESS
STAPLES
SUBWAY
buybuy BABY
Panera BREAD
Bank of America

Investor Presentation
July 2009

Equity One is a safe harbor in the storm.

1. Well-located and productive grocer-anchored shopping centers
2. A healthy financial structure with modest leverage and ample liquidity
3. A team who has proven to be disciplined allocators of capital
4. A portfolio with limited development commitments with anchors in place
5. A management team focused on building a long-term track record of relative outperformance
An investment in Equity One is an investment in:

(1) Excludes EQY developments/redevelopments non-retail properties, land held, EQY joint ventures and DIM Vastgoed properties. 2008 NOI is Cash NOI and includes management  fee expense.
(2) Data is for a 3-mile radius applicable to our respective properties based on the weighted average AMR. Demographic data is as of December 31, 2007.
(3) Figures calculated based on average per square foot sales, using last available year of sales and rent figures as of December 31, 2008.  Major grocers include Publix, Kroger, Winn-Dixie, Supervalu, Albertsons, and Food Lion.
(4) DIM’s reported occupancy as of March 31, 2009 was 90.6%
We have well-located and productive properties with
limited exposure to troubled big-box retailers.

• We are an owner and operator of grocer-anchored neighborhood shopping centers. As of
 December 31, 2008, 82% of our NOI was derived from core properties that have a grocery store or drug store, one of the highest ratios in our sector. (1)

• Our core properties are primarily found in in-fill markets with healthy trade area demographics(2):
 – Average population: 79,262
 – Average household income: $71,721

• Our grocers are productive and have below market rents:
 – Our average major grocer generates sales of approximately $500/sf while paying an average rent of less than $10/sf.(3)
 – Our Publix stores generated sales of $584/sf in 2008.(3)
 – Our Kroger stores generated sales of $398/sf in 2008.(3)
 – Our Supervalu stores generated sales of $389/sf in 2008.(3)

• We have limited exposure to big-box retailers.
• Occupancy as of March 31, 2009 was 91.5%, down 60bps as compared to 4Q08 and 3Q08. (4)

2008 NOI Distribution of Grocer Sales PSF (1)
33%
10%
16%
25%
16%
>$650
$550-$649
$450-$549
$350-$449
<$350

www.equityone.net

The quality of our portfolio is reflected in the NOI we
derive from highly productive grocer anchors.

(1) Figures as of December 31, 2008. Excludes EQY developments/redevelopments, non-retail properties, land held, EQY joint ventures and DIM Vastgoed properties. Excludes centers that do not have grocers or those where grocers do not report sales. 2008 NOI is Cash NOI and includes management fee expense.
Strong grocer sales are a critical data point supporting leasing efforts and the overall valuation of our centers.

Tenant Concentration(1)

(1) Figures as of March 31, 2009. Excludes EQY developments, non-retail properties, EQY joint ventures and DIM Vastgoed properties.
Tenant	Units	Square Feet	% of Total Sq Ft	AMR	% of AMR	Avg AMR PSF

Top twenty tenants
Publix	52	2,303,366	14.4%	$ 18,097,419	10.5%	$ 7.86
Supervalu	7	458,273	2.9%	8,302,236	4.8%	18.12
Kroger	12	679,082	4.2%	5,379,703	3.1%	7.92
Bed Bath & Beyond	8	261,332	1.6%	3,079,214	1.8%	11.78
Winn Dixie	9	398,128	2.5%	2,940,815	1.7%	7.39
LA Fitness	3	144,307	0.9%	2,517,941	1.5%	17.45
CVS Pharmacy	13	143,460	0.9%	2,315,237	1.4%	16.14
TJ Maxx Companies	8	248,658	1.6%	2,239,515	1.3%	9.01
Blockbuster	21	110,669	0.7%	2,220,755	1.3%	20.07
Office Depot	7	179,837	1.1%	2,062,123	1.2%	11.47
Kmart Corp.	5	439,558	2.8%	1,939,705	1.1%	4.41
Food Lion	6	241,934	1.5%	1,850,161	1.1%	7.65
Bi-Lo	4	149,016	0.9%	1,372,730	0.8%	9.21
Dollar Tree	17	184,420	1.2%	1,299,092	0.8%	7.04
Stein Mart	4	158,472	1.0%	1,207,286	0.7%	7.62
Walgreens	5	78,699	0.5%	1,167,746	0.7%	14.84
H&R Block	31	49,764	0.3%	1,043,920	0.6%	20.98
Albertsons	3	175,470	1.1%	991,390	0.6%	5.65
Big Lots	5	169,741	1.1%	978,213	0.6%	5.76
Memorial Healthcare Group	1	61,000	0.4%	925,836	0.5%	15.18

Sub-total top twenty tenants	221	6,635,186	41.6%	$ 61,931,037	36.1%	$ 9.33
Remaining tenants	2,299	7,948,674	49.9%	109,671,569	63.9%	13.80
Sub-total all tenants	2,520	14,583,860	91.5%	$ 171,602,606	100.0%	$ 11.93
Vacant	512	1,358,948	8.5%	NA	NA	NA
Total including vacant	3,032	15,942,808	100.0%	$ 171,602,606	100.0%	NA

We maintain a healthy balance sheet with modest
leverage, ample liquidity, and investment-grade metrics.

• Key leverage ratios:
 • Net debt to total market cap as of April 30, 2009 (1): 47%
 • Net debt as a % of FMV of assets (1) (3): 40%
 • Net Debt to EBITDA coverage of 7.3X as of March 31, 2009 (1)(4).
 • EBITDA to interest expense coverage of 2.2X as of March 31, 2009. (1)
 • Investment grade credit ratings (Baa3/BBB-) with stable outlooks from both Moody’s and S&P.
• Key liquidity measures:
 • As of April 30, 2009, we had approximately $242.3M of available liquidity in cash, marketable securities, and our line of credit. (1)
 • As of April 30, 2009, we had $192.7M of debt maturing through 2011.(1) (2)
 (1) Includes DIM Vastgoed properties.
 (2) Does not include scheduled principal amortization and excludes $56M of outstanding borrowings on line of credit which can be extended until 2012. All maturities pertain to secured debt.
 (3) Based on net debt as of April 30, 2009 and estimated investment property asset FMV as of March 31, 2009.
 (4) Based on net debt as of March 31, 2009 and EBITDA calculated by annualizing first quarter number as reported in the supplement dated March 31, 2009.

300
250
200
150
100
50
0
2011
(7.31%)
2010
(8.22%)
2009
(7.80%)
Line of
Credit
Availability
Cash &
Securities
In Millions
Debt Maturities
(as of 4/30/09)(1)
Available Funds
(as of 4/30/09)(1)

www.equityone.net

We have liquidity. Our aggregate remaining maturities from 2009 through 2011 compare favorably to our existing liquidity as of April 30, 2009.

(1) Does not include scheduled principal amortization and excludes $56M of outstanding borrowings on line of credit which can be extended until 2012. All maturities pertain to secured debt. Interest rates shown above represent weighted average interest rates. Amount shown includes DIM Vastgoed properties.

We are disciplined allocators of capital

• Strong balance sheets are not coincidental! In the past 3 years, we have:
 – Sold over $700M of assets before the downturn (more than 25% of asset base)
 – Formed over $300M in joint venture partnerships with CalPERS and DRA Advisors
 – Completed 2 equity offerings totaling $181M (3Q08 and 2Q09)
 – Raised $190M in long-term debt at an average rate of 6.25%
 – Recast our $227M line of credit which does not mature until Oct 2011, with a one year option to extend.
• Recent Transactions:
 – Acquired majority control of DIM Vastgoed in 1Q09 in a stock-for-stock transaction.
 – Acquired a 9.6% interest in Ramco-Gershenson for $9.0M.
 – YTD through July 1, we repurchased $44.2M of our debt at 71¢ on the dollar resulting in a gain of approximately $12.4M. In 2008, we repurchased $88M of our own debt which generated a $6.4M gain.
 – YTD through July 1, we have sold 5 outparcels for $6.9M at a 6.9% average cap rate.
 – Completing the redevelopments of Sheridan Plaza and Mandarin Landing for a total investment of $9.4M generating a 20.2% incremental yield as of March 31, 2009. (1)
 – Discontinued development business in 1Q07.
(1) Figures represent estimated net costs after sales of outparcels and construction cost reimbursements. Figures do not include actual/allocated costs of land.

EQUITY ONE

MA
CT
VA
NC
TN
SC
MS
AL
GA
LA
FL

www.equityone.net

We now own a majority of DIM Vastgoed, a Dutch
company that owns 21 shopping centers in our markets.

• In 1Q09, we acquired approximately 1.2 million
 shares of DIM in exchange for issuing 0.9 million
 shares of our common stock.
• We also agreed to buy another approximately 0.8
 million shares of DIM for cash or stock on or before
 January 1, 2011 and, in connection with this
 agreement, acquired the current voting rights of
 these shares.
• Taking into account the company’s previous
 holdings of DIM common stock, Equity One has
 voting control of approximately 74.6% of DIM’s
 outstanding common stock.
• Tom Caputo has been elected to the Supervisory
 Board.
• Effective June 1, 2009, EQY assumed responsibility
 for leasing the DIM portfolio.

 (1) Based on DIM’s 2008 annual report (page 2). Figure as of December 31, 2008.
 (2) Figures calculated based on average per square foot sales, using last available year of sales.
DIM Vastgoed

• DIM Vastgoed owns 21 shopping centers with a total value of $395M as of December 31, 2008.(1)
• 16 of DIM’s 21 centers are grocery-anchored.
• DIM’s centers are well-located in markets where Equity One already has a significant presence (10 in Georgia, 5 in Florida, 3 in North Carolina, and 3 in other states).
• Occupancy was 90.6% as of 3/31/2009.
• DIM incurred $2.5M in administrative expenses in 2008.
• Total indebtedness was $260.8M with a weighted average interest rate of 6.2% as of March 31,
 2009. Maturities - 2009 - $53.1M, 2012 - $17.9M, 2013 - $15.7M, 2014 - $20.4M, and
 2015-2017 - $153.6M.

We have limited capital commitments to
development and modest risk due to pre-leasing.

• The cost to complete our three currently active projects is estimated to be only $5.5M.(1)
• At each center, the anchor deals are complete:
 – Publix opened at Sunlake in December 2008.
 – Whole Foods opened at Mandarin Landing in December 2008.
 – Land sold to CVS Pharmacy at Hampton Oaks.
• Grocery anchors at Sunlake and Mandarin started paying $1.5M of annual rent in
 December 2008.
(1)  As of March 31, 2009.

Sheridan Redevelopment
Hollywood, Florida
Total Investment(1): $1.7M
Project Summary:
Replaced an old
underperforming AMC
Theatre and five adjacent
tenants with a new
102,666 sf two-story Kohl’s
(completed 2Q 08)
Relocated inline Starbucks
and Eastern Financial to a
vacant outparcel (completed
1Q08)
Further upgrades include the
re-tenanting of Conine's
Sports Grille and the
construction of an additional
outparcel. (estimated
completion 1Q 11)
After Redevelopment
Before Redevelopment
(1)  Represents estimated net costs after sales of outparcels and construction cost reimbursements. Figure includes a portion of the actual/allocated costs of land.

Our Mandarin Landing redevelopment features
the first and only Whole Foods in Jacksonville.

Project:
Mandarin Landing
Jacksonville, Florida
Redevelopment Summary:
Replaced a former Publix with a brand new
Whole Foods and renovated the center.

Total Investment(1): $8.8M
Anticipated Stabilization: 4Q09
Before Redevelopment
After Redevelopment
(1)  As of March 31, 2009. Figure represents estimated net costs after sales of outparcels and construction cost reimbursements. Figure includes actual/allocated costs of land.

Our ground-up development at Sunlake
features Publix’s latest prototype store.

Project:
Sunlake
Tampa, Florida

Development Summary:
Publix anchored shopping center as part
of a 155 acre mixed used development
project.

Total Investment(1): $30.3M
Total GLA upon Completion:123,889 SF
Stabilization: 4Q10
(1)  As of March 31, 2009. Figure represents estimated net costs after sales of outparcels and construction cost reimbursements. Figure includes actual / allocated cost of land.

Jeff Olson
CEO
Arthur Gallagher
EVP General Counsel & Sec.
Tom Caputo
President
Mark Langer
CFO & Chief Admin. Officer
Corporate Legal
Legal Leasing
Risk Management
Operations
Development / Redevelopment
Acquisitions/ Dispositions
HR, IT, & Marketing
Accounting
Finance

www.equityone.net

Equity One is led by a dedicated and
focused management team.

Equity One: Stability, Sound Management, and Growth

We are poised to withstand the economic downturn and emerge stronger due to our:
1. Well-located and productive grocery-anchored shopping centers
2. A healthy financial structure with modest leverage and ample liquidity
3. Disciplined capital allocation philosophy
4. Limited development commitments - existing projects already have anchors in place
5. A dedicated and disciplined management team

Relative Stock Performance

(1) Source: KeyBanc Capital Markets, “The Leaderboard,” 2 July 2009.
(2) Ramco-Gershenson has been excluded from the YTD average. If Ramco-Gershenson had been included, the average would have been -14.5%.
	Total Return (1)

	YTD	2008	2007

Acadia	-4.9%	-38.9%	6.5%
Federal Realty	-18.2%	-22.2%	-0.6%
Kimco	-45.3%	-46.4%	-15.6%
Saul Centers	-24.8%	-22.6%	0.0%
Cedar	-37.1%	-22.0%	-30.0%
Regency	-26.7%	-23.1%	-14.1%
Weingarten	-28.6%	-27.5%	-27.5%
Developers Diversified	-4.1%	-63.5%	-35.0%
Ramco-Gershenson (2)		-63.5%	-39.1%
Average	-23.7%	-36.6%	-17.3%

Equity One	-21.4%	-19.0%	-9.1%
EQY Outperformance	2.3%	17.6%	8.2%

Forward Looking Statements

Certain matters discussed by Equity One in this presentation constitute forward-looking statements within the meaning of the federal securities laws. Although Equity One believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved.
Factors that could cause actual results to differ materially from current expectations include changes in macroeconomic conditions and the demand for retail space in the states in which
Equity One owns properties; the continuing financial success of Equity One’s current and prospective tenants; continuing supply constraints in its geographic markets; the availability of properties for acquisition; the success of its efforts to lease up vacant space; the effects of natural and other disasters; the ability of Equity One to successfully integrate the operations and systems of acquired companies and properties; and other risks, which are described in
Equity One’s filings with the Securities and Exchange Commission.